Exhibit 2(k)(2)

POWER OF ATTORNEY

The undersigned officers and the Directors of Dividend Advantage Fund Inc., S&P 500® GEAREDSM Fund Inc., Dow 30 GEAREDSM Fund Inc., Defined Strategy Fund Inc., NASDAQ 100 GEAREDSM Fund Inc. and S&P 500® Covered Call Fund Inc. (the “Funds”) (as such Funds may be renamed from time to time) hereby authorize Mitchell M. Cox, Christopher R. Yeagley and Donald C. Burke, or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of December 2004.

/S/ ALAN BATKIN	/S/ WILLIAM RAINER
Alan Batkin, Director	William Rainer, Director

/S/ PAUL GLASSERMAN	/S/ ANDREW J. DONOHUE
Paul Glasserman, Director	Andrew J. Donohue, Director as of January 1, 2005

/S/ MITCHELL M. COX	/S/ DONALD C. BURKE
Mitchell M. Cox, President	Donald C. Burke, Vice President and Treasurer